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                       Navigant International Companies
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Entity                                                                        Business
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
1.  AQUA Software Products, Inc., a California corporation                    Software Development
2.  Arrington Travel Center, Inc., an Illinois Corporation                    Corporate Travel Management
3.  Associated Travel Services, LLC, a Delaware limited liability company     Corporate Travel Management
4.  Associated Travel Services of Texas, Inc., a California corporation       Corporate Travel Management
5.  Associated Travel Services of Texas, Ltd., a Texas limited partnership    Corporate Travel Management
6.  Atlas Travel Services, L.P., a Texas limited partnership                  Corporate Travel Management
7.  Atlas Travel GP, Inc., a Texas corporation                                GP of Atlas LP
8.  Atlas Travel Services Corp., a Delaware corporation                       LP of Atlas LP
9.  Atlas Travel, L.C., a Texas limited liability company                     Corporate Travel Management
10.  Cornerstone Enterprises, Inc., a Massachusetts corporation               Meetings and Incentives
11.  Dawson's Travel, Inc., a California corporation                          Corporate Travel Management
12.  Dollinger Travel, Inc., a New York corporation                           Corporate Travel Management
13.  Envision Vacations, Inc., a Michigan corporation                         Corporate Travel Management
14.  Evans Travel Group, Inc., a Louisiana corporation                        Corporate Travel Management
15.  Evans Vacations, Inc., a Delaware corporation                            Corporate Travel Management
16.  Excel Travel Group, Inc., an Ontario corporation                         Corporate Travel Management
17.  FireVine, LLC, a Delaware limited liability company                      Corporate Travel Management
18.  First Travelcorp, Inc., a North Carolina corporation                     Corporate Travel Management
19.  Forbes Travel Service, Inc., a Pennsylvania corporation                  Corporate Travel Management
20.  GTS Excel Travel, Inc., an Ontario corporation                           Corporate Travel Management
21.  GTS Global Travel Solutions, an Ontario partnership                      Corporate Travel Management
22.  GTS Global Travel Solutions, Inc., an Ontario corporation                Corporate Travel Management
23.  GTS Global Travel Solutions U.S.A. Inc., a Delaware corporation          Corporate Travel Management
24.  Getz International Travel, Inc., a Delaware corporation                  Corporate Travel Management
25.  International Travel Resources, Inc., a Georgia corporation              Corporate Travel Management
26.  K.R. Agencia de Viagens Ltda., a Brazilian sociedade
     por quotas de responsabilidade limitada                                  Corporate Travel Management
27.  Let's Talk Worldwide Travel, Ltd., an Alberta corporation                Corporate Travel Management
28.  Lovejoy-Tiffany & Associates, Inc., a Michigan corporation               Corporate Travel Management
29.  McGregor Travel Management (UK) Limited, incorporated in England
     and Wales                                                                Corporate Travel Management
30.  McGregor Travel Management, Inc., a Connecticut corporation              Corporate Travel Management
31.  MSW Group Limited, incorporated in England and Wales                     Holding Co/Parent
32.  MSW Premier Limited, incorporated in England and Wales                   Trade Name Company
33.  MSW Travel Limited, incorporated in England and Wales                    Trade Name Company
34.  MTA, Inc., a Washington corporation                                      Holding Co/Parent
35.  Moran Travel Bureau, Inc., a Massachusetts corporation                   Corporate Travel Management
36.  Mutual Travel, Inc., a Washington corporation                            Corporate Travel Management
37.  Navigant Cruise Center, Inc., a Delaware corporation                     Corporate Travel Management
38.  Navigant International Canada Inc., an Ontario corporation               Corporate Travel Management
39.  Navigant International UK Holdings, Inc., a Delaware corporation         Holding Co/Parent
40.  Navigant UK Limited, incorporated in England and Wales                   Holding Co/Parent
41.  Navigant International/United Kingdom Limited, incorporated in
     England and Wales                                                        Corporate Travel Management
42.  NavigantVacations.com Holdings, inc., a Delaware corporation             Holding Co/Parent
43.  Professional Travel Corporation, a Colorado corporation                  Corporate Travel Management
44.  Simmons Associates, Inc., a Virginia corporation                         Corporate Travel Management
45.  Travel Acquisition Company, a Delaware corporation                       Acquisition Company
46.  Travel Consultants, Inc., a Michigan corporation                         Corporate Travel Management
47.  TravelCorp, Inc., a Minnesota corporation                                Corporate Travel Management
48.  Travel Services International, Ltd., a Virginia corporation              Corporate Travel Management
49.  World Express Travel, Inc., an Alaska corporation                        Corporate Travel Management
50.  WTM, Inc., an Ontario corporation                                        Corporate Travel Management
51.  1176960 Ontario Corp., an Ontario corporation                            Holding Co/Parent
52.  1176961 Ontario Corp., an Ontario corporation                            Holding Co/Parent
53.  1176962 Ontario Corp., an Ontario corporation                            Holding Co/Parent
54.  1255994 Ontario Limited, an Ontario corporation                          Holding Co/Parent
55.  1456746 Ontario Inc., an Ontario corporation                             Holding Co/Parent
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Affiliates:
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ATTI General Partnership, a Georgia general partnership (50% interest through
Associated Travel Services, LLC.)